EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement (No. 333-135982) on Form S-11 of our report dated July 14, 2006 relating to the balance sheet of Fidelity Property Income Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP Boston, Massachusetts November 1, 2006